                                                                    EXHIBIT 99.1

                PROGRESS SOFTWARE REPORTS SECOND QUARTER RESULTS

           REVENUE, OPERATING INCOME AND EPS ALL SHOW SOLID INCREASES

BEDFORD MASS., JUNE 17, 2003 - Progress Software Corporation (Nasdaq: PRGS), a supplier of leading technology to develop, deploy, integrate and manage business applications, today announced results for its second quarter ended May 31, 2003. Revenue for the quarter was $77.6 million, up 15 percent (6 percent at constant currency) from $67.6 million in the second quarter of 2002. Software license revenue was $27.1 million, up 18 percent (10 percent at constant currency) from $23.0 million in the same quarter last year. Operating income increased 9 percent to $9.2 million, up from $8.4 million in the same quarter last year. Net income was $6.7 million, up 16 percent from $5.8 million in the same quarter last year. Diluted earnings per share of 18 cents represented an increase of 20 percent over the 15 cents achieved in the second quarter of 2002.

Net income for the second quarter of 2002 included an after-tax noncash charge of $0.7 million (or $0.02 per share) related to the writedown of an investment.

During the second quarter, the company purchased approximately 81,000 shares of its stock at a cost of $1.5 million. The company has 8.7 million shares available to purchase under its current board authorized stock repurchase program. The company's cash and short-term investments at the end of the quarter totaled approximately $191 million.

"In today's challenging business environment, we are pleased to see our sixth straight quarter of year-over-year net income growth and eighth straight quarter of year-over-year revenue growth," said Joseph W. Alsop, Co-Founder and CEO of Progress Software. "Sonic Software has continued to exhibit strong growth, being the first to market with an enterprise service bus, Sonic ESB(TM). Additionally, both Sonic and Progress have already begun to realize the benefits of new technology acquired in December of 2002."

RECENT HIGHLIGHTS

Highlights include recent adoption of PSC technology, and solutions based on PSC technology, by new customers and Application Partners including:

Ademco Systems, Advanced Circuits, Advanced DataSystems, Alfa-Beta Solutions, Anderson Erickson Dairy, Anker Systems, Anybill Financial Services, AppSoftware, ASIRobicon, Assistenza Elaboratori Valdi, Auto Tec, Autos Pullman, Aviarc Corporation, Axelera Solutions, Axfood, Boots Healthcare, Christus Muguerza Monterrey, Columbus Leasing, Comunicaciones Y Soft, Count on us, CSC Ploenzke, CyanSYS Limited, Datacooper Software, Decision One Corp., Dentalxchange, Dexx, Edita Kvartto, Enprotech Mechanical, e-Security, Euroassessors de Serveis Inf, Eurotech Services (UK), Expeditors International, Extrion, Firepond, Fundacion Universitaria, Grupo J. Uriach, Hard Rock Hotel, Hollywood Entertainment, Hussmann American, I G Ltd., IN2 Servicios, Indus

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International, IP Mobilenet, iTEchnology, Kedah Medical Centre, Klinik
Beratungs, Laboratorios Servier Mexico, Lifeboat Distribution, Los Angeles Times Communications, Mapcom Systems, Meters, Minnsoft, Notarishuis Arnhem, Omron Electronics Asia, Pacific Capital Bancorp, Paradigma Informatics, Phase Forward Incorporated, Proflowers, Proserver, Rajavartiolaitoksen esikunta, Regional Acceptance Corp., SES Systems, Siavs, Solinteg, Solsis, Soprofen, Sparebank 1 Nord Norge, St. Martin Parish Sheriff, Steria, TeamsWin Systems, Technology Estate, Teleca, Telus Communications, The Delta Queen Steamboat Co., The Techs, Unifar, ViaBridge, Via Undurraga, Walsh Western UK, Walton Rehabilitation, Wise Dynamic Investment, Wizard Concepts, Xenium Network Eng.

Other highlights from the quarter:

Exchange2003 was held in Boston the week of April 13 and attracted 1,000 attendees to learn how technology from Progress, Sonic Software and PeerDirect can help in the development and deployment of next-generation, service-oriented applications.
http://web.progress.com/company_info/news_views/pressrelease_122473/pritem.ssp

Sonic Software announced the Sonic Business Integration Suite (TM), the only integration suite built on an enterprise service bus (ESB). With the Sonic Suite, customers and business partners can develop extremely cost-effective integration projects, whether departmental in nature or global in scope. The Sonic family of products shares a distributed management infrastructure, and a unified development environment within a service-oriented architecture. http://www.sonicsoftware.com/news/pressrelease_108138/pritem.ssp?

Sonic Software also announced version 5.0 of Sonic ESB, formerly SonicXQ(TM). Concurrently, Sonic announced incorporation of subsidiaries in France, Germany, Italy, the Netherlands and United Kingdom, the five largest European markets for enterprise integration.
http://www.sonicsoftware.com/news/pressrelease_108144/pritem.ssp?

Sonic Software published results demonstrating massive scalability of an integrated, carrier-grade Operations Support Systems (OSS) environment built using J2EE(TM) (Java(TM) 2 Platform, Enterprise Edition) and XML technologies under real-world conditions for telecommunications.
http://www.sonicsoftware.com/news/pressrelease_110316/pritem.ssp?

MFG/PRO, an ERP package from Progress partner QAD, built on the Progress(R) OpenEdge(TM) Platform, was deployed by Transitions Optical throughout its global operations. The world's leading supplier of plastic photochromic eyeglass lenses dramatically reduced inventory as well as lead-time by at least 50 percent and achieved a record year with retail sales in the billions. http://web.progress.com/company_info/news_views/pressrelease_110102/pritem.ssp?

Twelve Progress customers were named Laureates by Computerworld Honors Program, which recognizes the world's most creative and innovative uses of information technology in society.
http://web.progress.com/company_info/news_views/pressrelease_108879/pritem.ssp?

Progress announced Fathom(TM) Replication and Fathom Clusters to extend the Progress OpenEdge Platform, offering affordable disaster recovery tools and enterprise-class business continuity products for the mid-market.
http://web.progress.com/company_info/news_views/pressrelease_108886/pritem.ssp?

PeerDirect announced its "Retail Ramp-up Program" to help independent software vendors (ISVs) and IT staff realize substantial productivity improvements, operational savings and enhanced revenue. Retail stores are quick to benefit from distributed applications that allow branch locations to operate independently, with fully functional applications, without requiring constant connectivity to the home office. http://www.peerdirect.com/releases/2003/032403.php

PSC's conference call to discuss its second quarter results will be Webcast live today at 9:00 a.m. Eastern via CCBN on the company's Web site, located at www.progress.com/investors . The call will also be Webcast live via Yahoo (www.yahoo.com ), Motley Fool (www.fool.com ), Streetevents
(www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com ) and Fidelity.com (www.fidelity.com ). An archived version of the conference call will be available for replay.

ABOUT PROGRESS SOFTWARE CORPORATION

Progress Software Corporation (PSC) (Nasdaq: PRGS) supplies industry-leading technologies for all aspects of the development, deployment, integration and management of business applications. PSC, headquartered in Bedford, MA , operates through the Progress Company, Sonic Software Corporation, and PeerDirect Corporation. PSC can be reached at www.progress.com or +1-781-280-4000.

                                       ###

Progress, Progress OpenEdge, OpenEdge, and Fathom are trademarks or registered trademarks of Progress Software Corporation in the United States and other countries. Sonic ESB, Sonic Business Integration Suite, and SonicXQ are trademarks or registered trademarks of Sonic Software Corporation in the United States and other countries. Java and all Java-based marks are trademarks or registered trademarks of Sun Microsystems, Inc. in the U.S. and other countries. Any other trademarks or service marks contained herein are the property of their respective owners.

SAFE HARBOR STATEMENT

Except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders, the timely release of enhancements to the company's products, the growth rates of certain market segments, the positioning of the company's products in those market segments, market acceptance of the application service provider distribution model, variations in the demand for customer service and technical support, pricing pressures and the competitive environment in the software industry, business and consumer use of the Internet, and the company's ability to penetrate international markets and manage its international operations. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company's business, please refer to the company's filings with the Securities and Exchange Commission.

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PROGRESS SOFTWARE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                     Three Months Ended                      Six Months Ended
                                                   ----------------------------------------------------------------------
                                                    MAY 31,      May 31,    PERCENT       MAY 31,      May 31,    PERCENT
(In thousands except per share data)                   2003         2002     CHANGE          2003         2002     CHANGE
-------------------------------------------------------------------------------------------------------------------------
Revenue:
   Software licenses                               $ 27,074     $ 23,023      18%        $ 52,528     $ 45,500     15%
   Maintenance and services                          50,476       44,536      13%          96,844       86,537     12%
                                                   ---------------------                 ---------------------
      Total revenue                                  77,550       67,559      15%         149,372      132,037     13%
                                                   ---------------------                 ---------------------
Costs and expenses:
   Cost of software licenses                          2,434        2,586                    4,760        5,468
   Cost of maintenance and services                  12,790       14,383                   25,907       28,628
   Sales and marketing                               31,992       24,456                   61,282       50,435
   Product development                               12,802       10,563                   25,289       21,281
   General and administrative                         8,367        7,153                   17,507       14,540
   In-process research and development                    -            -                      200            -
                                                   ---------------------                 ---------------------
      Total costs and expenses                       68,385       59,141      16%         134,945      120,352     12%
                                                   ---------------------                 ---------------------
Income from operations                                9,165        8,418       9%          14,427       11,685     23%
Other income, net                                       392         (187)                   1,184           62
                                                   ---------------------                 ---------------------
Income before provision for income taxes              9,557        8,231      16%          15,611       11,747     33%
Provision for income taxes                            2,867        2,469                    4,683        3,524
                                                   ---------------------                 ---------------------
Net income                                         $  6,690     $  5,762      16%        $ 10,928     $  8,223     33%
                                                   ---------------------                 ---------------------
Earnings per share:
   Basic                                           $   0.20     $   0.16      25%           $0.32     $   0.23     39%
   Diluted                                         $   0.18     $   0.15      20%           $0.30     $   0.21     43%
                                                   ---------------------                 ---------------------
Weighted average shares outstanding:
   Basic                                             33,844       35,749      (5)%         33,628       35,733     (6)%
   Diluted                                           37,829       39,117      (3)%         36,703       39,259     (7)%
                                                   ---------------------                 ---------------------

CONDENSED CONSOLIDATED BALANCE SHEETS

                                                     MAY 31,    November 30,
(In thousands)                                          2003            2002
----------------------------------------------------------------------------
Assets
Cash and short-term investments                    $ 190,593       $ 177,193
Accounts receivable, net                              54,008          48,676
Other current assets                                  21,079          18,959
                                                   -------------------------
   Total current assets                              265,680         244,828
                                                   -------------------------
Property and equipment, net                           34,558          34,045
Other assets                                          40,986          11,293
                                                   -------------------------
          Total                                    $ 341,224       $ 290,166
                                                   -------------------------

Liabilities and shareholders' equity
Accounts payable and other current liabilities      $ 57,781        $ 50,799
Deferred revenue                                      87,124          66,404
                                                   -------------------------
   Total current liabilities                         144,905         117,203
                                                   -------------------------
Shareholders' equity:
    Common stock and additional paid-in capital       40,475          27,743
    Retained earnings                                155,844         145,220
                                                   -------------------------
          Total shareholders' equity                 196,319         172,963
                                                   -------------------------
          Total                                    $ 341,224       $ 290,166
                                                   -------------------------


                                                        (PROGRESS SOFTWARE LOGO)